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                                                                    EXHIBIT 21.1

                                QUIKSILVER, INC.

                    NAMES AND JURISDICTIONS OF SUBSIDIARIES

                                SUBSIDIARY NAME                           JURISDICTION
                                ---------------                           ------------
        Na Pali, S.A...................................................    France
        The Raisin Company, Inc........................................    California
        ATI Apparel Trade International................................    California
        QS International, Inc..........................................    California